As filed with Securities and Exchange Commission on August 7, 2013

Registration No. 333-161183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT (NO. 333-161183)

UNDER

THE SECURITIES ACT OF 1933

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0741227
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

17800 North 85th Street, Scottsdale, Arizona 85255

(Address of Principal Executive Offices) (Zip Code)

2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Douglas E. Klint

President, Corporate Secretary and General Counsel

17800 North 85th Street

Scottsdale, Arizona 85255

(480) 991-0797

(Name, address and telephone number (including area code) of agent for service)

With a copy to:

Jeffrey E. Beck

Snell & Wilmer L.L.P.

One Arizona Center

400 East Van Buren

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY STATEMENT

TASER International, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered pursuant to Form S-8 filed on August 7, 2009 (No. 333-161183) (the “Prior Registration Statement”), pursuant to which the Registrant registered shares of Common Stock, par value $0.00001 (“Common Stock”), for issuance under the Registrant’s 2009 Stock Incentive Plan (the “Former Plan”).

A total of 2,622,509 shares of Common Stock (the “Award Shares”) are subject to outstanding awards or were actually issued pursuant to awards granted under the Former Plan (including shares carried forward from the Registrant’s 2004 Stock Option Plan), leaving 802,025 shares of Common Stock (the “Carried Forward Shares”) available but not actually subject to grants or previously issued. Pursuant to the terms of the Former Plan and the Registrant’s 2013 Stock Incentive Plan (the “Successor Plan”), the Carried Forward Shares were transferred to the Successor Plan and became available for issuance thereunder.

Concurrently with the filing of this Post-Effective Amendment No. 1 to the Prior Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register shares of Common Stock for offer or sale pursuant to the Successor Plan, including 802,025 of the Carried Forward Shares and 2,187,587 of the Award Shares. The Carried Forward Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on this 7th day of August, 2013.

TASER INTERNATIONAL, INC.

By	/s/ Douglas E. Klint
Douglas E. Klint
President, Corporate Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Title	Date

*	Director and Chief Executive Officer (Principal Executive Officer)	August 7, 2013
Patrick W. Smith

*	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2013
Daniel M. Behrendt

*	Director	August 7, 2013
Matthew R. McBrady

*	Director	August 7, 2013
Hadi Partovi

*	Director	August 7, 2013
Judy Martz

*	Director	August 7, 2013
Mark W. Kroll

*	Director	August 7, 2013
Michael Garnreiter

*	Director	August 7, 2013
John S. Caldwell

*	Director	August 7, 2013
Richard H. Carmona

*	/s/ Daniel M. Behrendt
Daniel M. Behrendt Attorney-in-Fact